UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53912	26-3455189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

Board of Directors Declares Monthly Distribution Rates

On January 26, 2021, our board of directors ratified the reduction of the Company's monthly distribution for common shareholders and OP unit holders of record as of November 30, 2020 from $0.05833 to $0.02917 per common share and OP unit. Such distribution has been paid as of January 27, 2021.

The board of directors approved the monthly distribution of $0.02917 per common share and OP unit for common shareholders and OP unit holders of record as of December 31, 2020, January 31, 2021, February 28, 2021 and March 31, 2021. Such distributions will be paid on or about February 10, 2021, March 10, 2021, April 10, 2021 and May 10, 2021.

Determination by the Company’s Board of Directors of the Company’s Estimated Net Asset Value Per Share

On January 26, 2021, our board of directors, including all our independent directors determined an estimated net asset value (“NAV”) per share of our common stock of $11.18 per share as of December 31, 2020.

In determining the estimated NAV per share, our board relied upon information contained in a report, or the valuation report, provided by our advisor, the recommendation of the audit committee of our board and our board’s experience with, and knowledge of, our real property and other assets as of December 31, 2020. The objective of our board in determining the estimated NAV per share of our common stock was to arrive at a value, based on recent, available data, that our board believed was reasonable based on methods that it deemed appropriate after consultation with our advisor and the audit committee. In preparing the valuation report, our advisor relied in part on valuations of commercial real estate properties provided by LaPorte CPAs and Business Advisors, which we refer to herein as the Valuation Expert. To calculate the estimated NAV per share in the Valuation Report, our advisor used a methodology pursuant to the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives in April 2013. The Valuation Expert did not determine the NAV of the Company’s common shares.

The Company is providing the estimated NAV per share to assist broker dealers and stockholders in evaluating the Company and to assist broker dealers in meeting their ongoing customer account statement reporting obligations under the current rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The estimated NAV per share/unit is based on (x) the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by (y) the number of outstanding shares of the Company’s common stock, and OP units all as of December 31, 2020. The Company intends to determine NAV on a quarterly basis, or otherwise in the sole discretion of the board, which value may be substantially different than the NAV determined as of December 31, 2020.

Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of the Company’s assets and liabilities are expected to change in the future. As of December 31, 2020, the valuation date, real estate and real estate related assets of the Company consisted of 44 owned properties, four pad sites, two land developments and a controlling limited liability company interest in an affiliate. On May 14, 2020, the shareholders of the Company and the shareholders of each of its affiliates Hartman Income REIT, Inc. (“HIREIT”) and Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) approved merger agreements pursuant to which HIREIT and Hartman XIX merged with and into the Company. The effective date of the mergers was July 1, 2020.

Investments in real estate

As of December 31, 2020, we owned 44 commercial properties comprising approximately 6.8 million square feet located in San Antonio, Richardson and Houston, Texas; including a 97.53% interest in an affiliate special purpose entity which owns office, retail and light industrial properties in Texas, plus four pad sites and two land developments.

The Valuation Expert determined an estimated fair value of each of the real estate assets owned by the Company and the affiliate of the Company in which the Company has an interest. The real estate valuations were based on property level historical and budgeted operating and occupancy information provided by us and our advisor. The Valuation Expert did not conduct inspections of the real properties.

Other Assets and Liabilities. The board of directors determined that the estimated valuation of the Company’s other assets and liabilities, consisting of cash and cash equivalents; accounts receivable; prepaid expenses and other assets; due related parties, net; accounts receivable and accrued expenses; and tenant security deposits, was equal to the fair value of such assets as of December 31, 2020 due to their short maturities.

Notes Payable. The board of directors determined that book value and fair value of notes payable are equal as of December 31, 2020.

Estimated NAV per share. The estimated NAV per share/unit is based upon 36,823,076 shares of the Company’s common stock and OP units issued and outstanding as of December 31, 2020. Although the estimated NAV has been developed as a measure of value as of a specific time, December 31, 2020, the estimated NAV does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange or the limited nature in which a shareholder may redeem shares under the Company’s share redemption program (if at all), a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, or a discount for the Company’s corporate level overhead.

The following table presents how the estimated net asset values per share/unit were determined as of December 31, 2020 (in thousands except per share/unit amounts) (amounts in the table are unaudited):

Estimated fair value of investment in real estate assets	$683,580
Acquired intangibles	8,685
Other assets and liabilities, net	23,027
Notes payable, net	(303,598)
Estimated net asset value attributable to common share stockholders	$411,694

Common shares and OP units outstanding	36,823,076
Estimated NAV per common share and OP unit	$11.18

As of December 31, 2020, the estimated NAV was allocated on a per share/unit basis as follows:

Estimated fair value of investment in real estate assets	$18.56
Acquired intangibles	0.24
Other assets and liabilities, net	0.62
Notes payable, net	(8.24)
Estimated net asset value attributable to common share stockholders and minority OP unit holders	$11.18

The capitalization rates used to value the real estate assets owned by the Company and the affiliates of the Company in which the Company has an interest, were selected and applied by the Valuation Expert on a property-by-property basis and were selected based on several factors, including but not limited to industry surveys, discussions with industry professionals, property type, age, current room rates and other factors that the Valuation Expert deemed appropriate. The following summarizes the overall discount rates and capitalization rates used by the Valuation Expert:

	Low	High	Weighted Average
Capitalization rate	0.7%	11.1%	6.4%

While the Company believes that the capitalization rates used by the Valuation Expert were reasonable, a change in those rates would significantly impact the concluded values of the Company’s properties and the concluded values of properties owned by affiliates in which the Company has an indirect interest, and accordingly, the estimated NAV per share. The table below illustrates the impact on the Company’s estimated NAV per share if the weighted average capitalization rate of 6.4% listed above were increased or decreased by 2.5%, assuming all other factors remain unchanged:

	Estimated NAV per common share due to
	Decrease of 2.5%	Increase of 2.5%
Direct capitalization – capitalization rate	$11.63	$10.71

Limitations of Valuation Method. FINRA rules provide limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, and as noted above, the methods used to determine our estimated net asset value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated net asset value per share determined by our board is not audited, does not represent the fair value of our assets less the fair value of our liabilities according to GAAP, and is not a representation, warranty or guarantee that, among other things:

•a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;

•a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•shares of our common stock would trade at the estimated value per share on a national securities exchange;

•a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all the shares of our common stock; or

•the methods used to determine the estimated value per share would be acceptable to FINRA, under the Employee Retirement Income Security Act, the Securities and Exchange Commission or any state securities regulatory entity with respect to their respective requirements.

Further, the estimated net asset value per share was calculated as of a particular moment in time and the value of the Company’s shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets.

The information furnished under Item 8.01 of this Current Report on Form 8-K, shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Date: January 28, 2021	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer